Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G filed February 13, 2020 (including amendments thereto) with respect to the Common Stock of Volt Information Sciences, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 13, 2020

Glacier Peak U.S. Value Fund, L.P.

By:	Glacier Peak Capital LLC

By:	/s/ Mike Boroughs
	Name:	Mike Boroughs
	Title:	Chief Compliance Officer

Glacier Peak Capital LLC

By:	/s/ Mike Boroughs
	Name:	Mike Boroughs
	Title:	Chief Compliance Officer

Fortis Capital Management LLC

By:	Fortis Holdings LLC

By:	/s/ Mike Boroughs
	Name:	Mike Boroughs
	Title:	Authorized Signatory

Fortis Holdings LLC

By:	/s/ Mike Boroughs
	Name:	Mike Boroughs
	Title:	Authorized Signatory

/s/ Mike Boroughs
Mike Boroughs

/s/ Paul Misleh
Paul Misleh

/s/ James Rudolf
James Rudolf